Exhibit 99.1

Exterran Corporation Announces Second Quarter 2020 Results

Strong Operational Performance despite Challenging Environment
Company to Exit the U.S. Compression Fabrication Business in the Fourth Quarter

HOUSTON, August 10, 2020 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today reported second quarter financial results.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “The second quarter proved to be a challenging quarter as we had to manage the COVID-19 impacts coupled with the effects of the commodity price declines. Despite those significant challenges, the company performed extremely well to deliver results in-line with our expectations while continuing to execute on our projects in backlog. We are beginning to see some global improvements in our ability to move people and equipment around more efficiently than we had in the previous several months. The overall COVID-19 situation remains a challenge and we continue to monitor the situation and are focused on continuing to serve our customers, keep our employees safe and delivering on our financial commitments.

“With regard to the U.S. compression fabrication business, we expect to exit the business in the fourth quarter and are in the process of liquidating inventory, assets and the facility. It is possible that a strategic buyer will purchase a significant portion of the business assets. I want to thank all of the employees for their patience, hard work and dedication throughout this process.”

Net loss from continuing operations was $31.8 million, or $0.97 per share, on revenue of $171.6 million for the second quarter of 2020. This compares to net loss from continuing operations of $18.2 million, or $0.56 per share, on revenue of $210.4 million for the first quarter of 2020 and net loss from continuing operations of $14.8 million, or $0.42 per share, on revenue of $390.9 million for the second quarter of 2019. Net loss was $31.9 million for the second quarter of 2020, as compared to net loss of $18.3 million for the first quarter of 2020 and net loss of $7.3 million for the second quarter of 2019. EBITDA, as adjusted, was $24.2 million for the second quarter of 2020, as compared to $33.8 million for the first quarter of 2020 and $53.2 million for the second quarter of 2019. Loss before taxes was $27.9 million as compared to loss before taxes of $8.8 million for the first quarter of 2020 and loss before taxes of $4.2 million for the second quarter of 2019.

Selling, general and administrative expenses were $34.4 million in the second quarter of 2020, as compared with $38.1 million in the first quarter of 2020 and $45.6 million in the second quarter of 2019. The year over year reduction was driven primarily by aggressive cost reductions and improved efficiencies. The Company also recorded additional restructuring charges of $7.7 million.

Contract Operations Segment
Contract operations revenue in the second quarter of 2020 was $77.9 million, an 18% decrease from first quarter of 2020 revenue of $94.8 million and a 13% decrease from second quarter of 2019 revenue of $89.7 million.

Contract operations gross margin in the second quarter of 2020 was $54.2 million, a 14% decrease from the first quarter of 2020 gross margin of $63.3 million and a 9% decrease from the second quarter of 2019 gross margin of $59.3 million. Gross margin percentage in the second quarter of 2020 was 70%, as compared with 67% in the first quarter of 2020 and 66% in the second quarter of 2019.

Revenue declined sequentially primarily due to the impacts of the previously discussed asset sales of contracted equipment during the first quarter, unfavorable FX and COVID-19. Gross margin percentage increased due to continued focus on driving efficiencies through our operations.

Aftermarket Services Segment
Aftermarket services revenue in the second quarter of 2020 was $25.0 million, a 10% decrease from first quarter of 2020 revenue of $27.9 million and a 17% decrease from second quarter of 2019 revenue of $30.1 million.

Aftermarket services gross margin in the second quarter of 2020 was $6.0 million, an 11% decrease from the first quarter of 2020 gross margin of $6.7 million and a 34% decrease from the second quarter of 2019 gross margin of $9.1 million. Gross margin percentage in the second quarter of 2020 was 24%, as compared with 24% in the first quarter of 2020 and 30% in the second quarter of 2019.

The revenue decline was driven largely by COVID-19 impacts, limiting the company’s ability to move people and equipment around countries and to sites and reduced customer maintenance activities.

Product Sales Segment
Product sales revenue in the second quarter of 2020 was $68.7 million, a 22% decrease from first quarter of 2020 revenue of $87.7 million, and a 75% decrease from second quarter of 2019 revenue of $271.1 million.

Product sales gross margin in the second quarter of 2020 was $(2.1) million, a decrease from the first quarter of 2020 gross margin of $3.2 million and a decrease as compared to the second quarter of 2019 gross margin of $30.5 million. Gross margin percentage in the second quarter of 2020 was (3)%, as compared with 4% in the first quarter of 2020 and 11% in the second quarter of 2019.

Revenue declined sequentially driven by the expected low conversion of revenue from backlog during the quarter and by COVID-19 impacts at some facilities. Margin declined due to fixed cost under absorption at our manufacturing facilities, mix and customer negotiations resulting in scope changes and associated costs.

Product sales backlog was $576.3 million at June 30, 2020, as compared to $648.3 million at March 31, 2019 and $361.7 million at June 30, 2019. Product sales bookings for the second quarter of 2020 were $(3.3) million, resulting in a book-to-bill ratio of (5)%. This compares to bookings of $458.0 million for the first quarter of 2020 and bookings of $79.3 million for the second quarter of 2019. New orders for the second quarter were $5.6 million, but were offset by a canceled U.S. compression order and negative change orders.

Conference Call Information
The Company will host a conference call at 10:00 a.m. Central Time on Monday, August 10, 2020. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through August 17, 2020 and may be accessed by calling 877-660-6853 and using the pass code 13707192. A presentation will also be posted on the Company’s website prior to the conference call.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 25 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com

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Non-GAAP and Other Financial Information
Gross margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs, gain on extinguishment of debt and other items.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), gain on extinguishment of debt, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; the expected impact of COVID-19 and oil price declines on Exterran’s business; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: conditions in the oil and natural gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas, which could depress or reduce the demand or pricing for Exterran’s natural gas compression and oil and natural gas production and processing equipment and services; reduced profit margins or the loss of market share resulting from competition or the introduction of competing technologies by other companies; economic or political conditions in the countries in which Exterran does business, including civil developments such as uprisings, riots, terrorism, kidnappings, violence associated with drug cartels, legislative changes and the expropriation, confiscation or nationalization of property without fair compensation; risks associated with natural disasters, pandemics and other public health crisis, and other catastrophic events outside of Exterran’s control, including the continued spread and impact of, and the response to, the COVID-19 pandemic; changes in currency exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with cyber-based attacks or network security breaches; changes in international trade relationships, including the imposition of trade restrictions or tariffs relating to any materials or products (such as aluminum and steel) used in the operation of Exterran’s business; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions, environmental discharges and natural disasters; the risk that counterparties will not perform their obligations under their contracts with Exterran or other changes that could impact Exterran’s ability to recover its fixed asset investment; the financial condition of Exterran’s customers; Exterran’s ability to timely and cost-effectively obtain components necessary to conduct its business; employment and workforce factors, including Exterran’s ability to hire, train and retain key employees; Exterran’s ability to implement its business and financial objectives, including: (i) winning profitable new business, (ii) timely and cost-effective execution of projects, (iii) enhancing or maintaining Exterran’s asset utilization, particularly with respect to its fleet of compressors and other assets, (iv) integrating acquired businesses, (v) generating sufficient cash to satisfy Exterran’s operating needs, existing capital commitments and other contractual cash obligations, including Exterran’s debt obligations, and (vi) accessing the financial markets at an acceptable cost; Exterran’s ability to accurately estimate its costs and time required under its fixed price contracts; liability related to the use of Exterran’s products and services; changes in governmental safety, health, environmental or other regulations, which could require Exterran to make significant expenditures; and Exterran’s level of indebtedness and ability to fund its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2019, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Revenues:
Contract operations	$77,945	$94,788	$89,684
Aftermarket services	24,993	27,909	30,113
Product sales	68,687	87,660	271,077
	171,625	210,357	390,874
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	23,746	31,460	30,336
Aftermarket services	19,020	21,181	21,017
Product sales	70,824	84,439	240,606
Selling, general and administrative	34,407	38,052	45,636
Depreciation and amortization	32,958	32,610	36,319
Impairments	6,512	—	5,919
Restatement recoveries	—	—	(28)
Restructuring and other charges	7,677	1,188	5,788
Interest expense	9,638	9,953	9,928
Gain on extinguishment of debt	(2,644)	—	—
Other (income) expense, net	(2,641)	294	(477)
	199,497	219,177	395,044
Loss before income taxes	(27,872)	(8,820)	(4,170)
Provision for income taxes	3,895	9,330	10,592
Loss from continuing operations	(31,767)	(18,150)	(14,762)
Income (loss) from discontinued operations, net of tax	(122)	(154)	7,457
Net loss	$(31,889)	$(18,304)	$(7,305)

Basic net loss per common share:
Loss from continuing operations per common share	$(0.97)	$(0.56)	$(0.42)
Income from discontinued operations per common share	—	—	0.21
Net loss per common share	$(0.97)	$(0.56)	$(0.21)

Diluted net loss per common share:
Loss from continuing operations per common share	$(0.97)	$(0.56)	$(0.42)
Income from discontinued operations per common share	—	—	0.21
Net loss per common share	$(0.97)	$(0.56)	$(0.21)

Weighted average common shares outstanding used in net loss per common share:
Basic	32,803	32,653	35,149
Diluted	32,803	32,653	35,149

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2020	December 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$27,051	$16,683
Restricted cash	—	19
Accounts receivable, net	213,857	202,337
Inventory	130,152	143,538
Contract assets	39,763	46,537
Other current assets	21,519	22,477
Current assets associated with discontinued operations	4,401	4,332
Total current assets	436,743	435,923
Property, plant and equipment, net	803,571	844,410
Operating lease right of use assets	27,145	26,783
Deferred income taxes	10,313	13,994
Intangible and other assets, net	75,139	93,300
Long-term assets held for sale	442	624
Long-term assets associated with discontinued operations	1,750	2,970
Total assets	$1,355,103	$1,418,004

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$91,699	$123,444
Accrued liabilities	99,617	104,081
Contract liabilities	100,069	82,854
Current operating lease liabilities	6,223	6,268
Current liabilities associated with discontinued operations	7,725	9,998
Total current liabilities	305,333	326,645
Long-term debt	483,843	443,587
Deferred income taxes	1,056	993
Long-term contract liabilities	136,571	156,262
Long-term operating lease liabilities	32,116	30,958
Other long-term liabilities	50,083	49,263
Long-term liabilities associated with discontinued operations	981	758
Total liabilities	1,009,983	1,008,466
Total stockholders’ equity	345,120	409,538
Total liabilities and stockholders’ equity	$1,355,103	$1,418,004

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Revenues:
Contract operations	$77,945	$94,788	$89,684
Aftermarket services	24,993	27,909	30,113
Product sales	68,687	87,660	271,077
	$171,625	$210,357	$390,874

Gross margin:
Contract operations	$54,199	$63,328	$59,348
Aftermarket services	5,973	6,728	9,096
Product sales	(2,137)	3,221	30,471
Total	$58,035	$73,277	$98,915

Gross margin percentage:
Contract operations	70%	67%	66%
Aftermarket services	24%	24%	30%
Product sales	(3)%	4%	11%
Total	34%	35%	25%

Selling, general and administrative	$34,407	$38,052	$45,636
% of revenue	20%	18%	12%

EBITDA, as adjusted	$24,192	$33,810	$53,165
% of revenue	14%	16%	14%

Capital expenditures	$24,226	$17,025	$49,762

Revenue by Geographical Regions:
North America	$49,922	$58,539	$202,751
Latin America	58,352	76,797	76,161
Middle East and Africa	52,373	55,713	100,469
Asia Pacific	10,978	19,308	11,493
Total revenues	$171,625	$210,357	$390,874

	As of
	June 30, 2020	March 31, 2020	June 30, 2019
Contract Operations Backlog:
Contract operations services	$1,253,962	$1,352,627	$1,318,985

Product Sales Backlog:
Compression equipment	$87,510	$142,679	$241,237
Processing and treating equipment	453,729	465,535	94,758
Other product sales	35,031	40,066	25,679
Total product sales backlog	$576,270	$648,280	$361,674

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Non-GAAP Financial Information—Reconciliation of Loss before income taxes to Total gross margin:
Loss before income taxes	$(27,872)	$(8,820)	$(4,170)
Selling, general and administrative	34,407	38,052	45,636
Depreciation and amortization	32,958	32,610	36,319
Impairments	6,512	—	5,919
Restatement recoveries	—	—	(28)
Restructuring and other charges	7,677	1,188	5,788
Interest expense	9,638	9,953	9,928
Gain on extinguishment of debt	(2,644)	—	—
Other (income) expense, net	(2,641)	294	(477)
Total gross margin (1)	$58,035	$73,277	$98,915

Non-GAAP Financial Information—Reconciliation of Net loss to EBITDA, as adjusted:
Net loss	$(31,889)	$(18,304)	$(7,305)
(Income) loss from discontinued operations, net of tax	122	154	(7,457)
Depreciation and amortization	32,958	32,610	36,319
Impairments	6,512	—	5,919
Restatement recoveries	—	—	(28)
Restructuring and other charges	7,677	1,188	5,788
Interest expense	9,638	9,953	9,928
Gain on extinguishment of debt	(2,644)	—	—
Gain on currency exchange rate remeasurement of intercompany balances	(2,077)	(1,121)	(591)
Provision for income taxes	3,895	9,330	10,592
EBITDA, as adjusted (2)	$24,192	$33,810	$53,165

Non-GAAP Financial Information—Reconciliation of Net loss to Adjusted net loss from continuing operations:
Net loss	$(31,889)	$(18,304)	$(7,305)
(Income) loss from discontinued operations, net of tax	122	154	(7,457)
Loss from continuing operations	(31,767)	(18,150)	(14,762)
Adjustment for items:
Impairments	6,512	—	5,919
Restatement recoveries	—	—	(28)
Restructuring and other charges	7,677	1,188	5,788
Gain on extinguishment of debt	(2,644)	—	—
Tax impact of adjustments (3)	—	—	(517)
Adjusted net loss from continuing operations (4)	$(20,222)	$(16,962)	$(3,600)

Diluted loss from continuing operations per common share	$(0.97)	$(0.56)	$(0.42)
Adjustment for items, after-tax, per diluted common share	0.35	0.04	0.32
Diluted adjusted net loss from continuing operations per common share (4) (5)	$(0.62)	$(0.52)	$(0.10)

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement related charges (recoveries), restructuring and other charges, gain on extinguishment of debt and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges (recoveries), restructuring and other charges, expensed acquisition costs, gain on extinguishment of debt and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by the inability to recognize tax benefits from charges in jurisdictions that are in cumulative-loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provides useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement related charges (recoveries), expensed acquisition costs, gain on extinguishment of debt and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (certain of our restricted stock and restricted stock units) according to participation rights in undistributed earnings.